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EXHIBIT 10.9

SEPARATION AND RELEASE AGREEMENT

        THIS SEPARATION AND RELEASE AGREEMENT dated as of April 25, 2001 ("this Agreement"), is entered into between Jerome H. Kern ("Executive") and On Command Corporation (the "Company").

RECITALS

        Executive and the Company desire to provide for termination of Executive's employment with the Company and the voluntary resolution of all issues relating to Executive's relationship with the Company and its affiliates.

AGREEMENT

        In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound hereby, agree as follows:

        1.    Termination of Employment. As of the close of business on April 27, 2001, Executive will cease to be an officer or employee of any of the Company and any subsidiary of the Company (collectively, the "Employers") and, except as provided in this Agreement, Executive's work responsibilities and duties to any of the foregoing will cease, all as of the date hereof. Executive will continue to serve as Chairman of the Board of Directors of the Company (the "Board") until June 1, 2001 and thereafter until a successor is appointed by the Board (at which date Executive will resign as a member of the Board) or until Executive resigns from the Board (such date, the "Termination Date"). Until the Termination Date, Executive will perform the duties of Chairman of the Board diligently and in good faith.

        2.    Severance Pay and Other Consideration. Executive will receive the following severance pay and other consideration (all payments described in this paragraph 2 will be subject to all applicable federal, state and local withholding requirements):

          (a)  Until the Termination Date, Executive will be (i) paid salary at the rate currently being paid to him, (ii) entitled to all employee benefits to which he is currently entitled and (iii) entitled to the use of an office at the Company's headquarters and the services of his assistant.

          (b)  Executive acknowledges that no money or other consideration, other than that set forth in this paragraph 2, will be payable or owed by the Company or any of its subsidiaries to Executive as of and after the Termination Date, other than reimbursement for travel and other expenses owed to Executive in accordance with the Company's policies provided, however, that Executive will be entitled to expense reimbursement only to the extent that such expenses are incurred in connection with services provided to or on behalf of the Company which have been specifically requested by the Company and approved by Carl Vogel.

          (c)  Except as provided in paragraph 1, effective as of the date hereof, Executive will resign from all offices, directorships and similar positions held with any of the Employers and any of their subsidiaries and all directorships or other positions held as the representative of any of the Employers or any of their subsidiaries or affiliates in any other corporation or other entity in which any of the Employers has an interest.

        3.    Benefits.

          (a)  To the extent required by COBRA, Executive and his dependents may elect 18 months (or such other term as permitted by COBRA) of COBRA continuation coverage, at their own expense, without any reimbursement or payment by the Company. The Company and Executive will accept, and will not challenge in any way, any reasonable interpretation of the COBRA rights of Executive or eligible dependents made under the relevant plan.

          (b)  Except to the extent provided herein, all employment benefits provided to Executive or his dependents by any of the Employers or by virtue of Executive's employment with any of the Employers will terminate on the Termination Date.

        4.    Preferred Stock. Pursuant to Section 12 of the Stock Purchase and Loan Agreement (the "Purchase Agreement") dated as of August 4, 2000, by and between the Executive and the Company, the Company has the right, under certain circumstances, to repurchase all or a portion of certain "Unvested Shares" (as defined in the Purchase Agreement). To the extent that the Company has the right to purchase such shares under Section 12 of the Purchase Agreement as a result of the termination of employment set forth in this Agreement, the Company waives such right to purchase any Unvested Shares. Executive also agrees that Section 24 of the Purchase Agreement is hereby amended to provide that to the extent the Executive has the right to vote any shares of stock acquired pursuant to the Purchase Agreement as a separate class, Executive will cause the Preferred Shares (as defined in the Purchase Agreement) to be voted in the manner as recommended by the Company's Board of Directors.

        5.    Releases.

          (a)  Executive, for himself and his heirs, successors and assigns, hereby forever waives, and releases and discharges the Employers, and their respective present or former directors, officers, shareholders, owners, managers, supervisors, employees, partners, attorneys, agents and representatives, and their respective successors, heirs and assigns (collectively, "Company Releasees") from, any and all actions, causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees, judgments, liens, indebtedness and liabilities of every kind and character, whether known or unknown, suspected or unsuspected ("Claims"), that Executive may have or claim to have, in any way relating to or arising out of any event or act of omission or commission related to Executive's employment or other association with any of the Employers occurring from the beginning of time through the Termination Date, except (i) any Claim based on or arising from a breach by the Company of its obligations under this Agreement and (ii) any Claim for indemnification that Executive may have under (A) the certificate of incorporation, operating agreement or bylaws of any of the Employers arising from his employment or performance of services as a director, officer or employee of any of them or of any entity in which any of them or any subsidiary of any of them owns an interest or (B) paragraph 5(c) below. Without limiting the generality of the foregoing, Executive waives, and releases and discharges the Company Releasees from, the following:

      •
      Claims arising under any stock option, stock bonus, stock appreciation right or other incentive plan or agreement;

      •
      Claims arising under federal, state, or local laws prohibiting age, sex, race, disability, handicap, religion, or any other form of discrimination, such as the Age Discrimination in Employment Act, as amended, 29 U.S.C. ' 621 et seq., the Civil Rights Act, 42 U.S.C. ' 1981, the Equal Pay Act, 29 U.S.C. ' 206(d), the Americans With Disabilities Act, 42 U.S.C. ' 12101, and Title VII of the 1964 Civil Rights Act, as amended, 42 U.S.C. ' 2000e et seq.;

      •
      Claims arising under the Fair Labor Standards Act, 29 U.S.C. ' 201 et seq.;

      •
      Claims arising under the Employee Retirement Income Security Act, 29 U.S.C. ' 1001 et seq.;

      •
      Claims arising under the National Labor Relations Act, 29 U.S.C. ' 151 et seq.;

      •
      Tort Claims;

      •
      Express or implied contract, quasi contract, or promissory estoppel Claims;

      •
      Retaliatory discharge Claims;

      •
      Wrongful discharge Claims;

      •
      All other legal and equitable Claims regarding Executive's employment or the termination of that employment.

          (b)  The Company, for itself and the other Employers, hereby forever waives, and releases and discharges Executive and his heirs, successors and assigns (collectively, "Executive Releasees" and collectively with Company Releasees, "Releasees") from, any and all Claims that any of the Employers may have or claim to have, in any way relating to or arising out of any event or act of omission or commission occurring from the beginning of time through the Termination Date (and the Company will indemnify Executive against any such Claim against Executive by another Employer), except any claim based on or arising from a breach by Executive of his obligations under this Agreement.

          (c)  The Company will indemnify and hold harmless Executive to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable attorneys' fees) incurred in connection with the defense of any claim, action, suit or proceeding ("Proceeding") to which he is a party, or threat thereof, by reason of his being or having been an employee, officer or director of, or a consultant to, the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise, or other entity, including service with respect to employee benefit plans (each, a "Represented Entity") other than any Proceeding by or in the right of the Company, subsidiary or Represented Entity in which Executive is charged with improper personal benefit (whether or not involving action in an official capacity) and, in a Final Determination, is adjudged liable on the basis that personal benefit was improperly received. For purposes of this paragraph 6(c), "Final Determination" shall mean a decision or order of any court, arbitrator, governmental agency or other tribunal having jurisdiction over the Proceeding, which decision or order is final and non-appealable. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable attorneys' fees) of defending any such Proceeding in advance of its final disposition, upon receipt of an undertaking by Executive to repay all amounts advanced if it should be ultimately determined that Executive is not entitled to be indemnified under this paragraph 5(c).

          (d)  By signing this Agreement, Executive and the Company represent to each other that such party has not filed any complaint, charge or lawsuit against any Releasee of the other party, and has not raised any Claim with a court or other governmental authority against any such Releasee. Executive and the Company each agrees not to pursue (and the Company will cause each other Employer not to pursue) with or before any court or governmental authority any Claim against any Releasee of the other relating to any of the matters released hereby, and further, that such party is not entitled to any remedy or relief if he or it were to pursue any such Claim. If the release by Executive or the Company set forth in this paragraph 5 is deemed to be invalid, unenforceable or illegal, then the court making such determination will reduce the effect of the release to the extent necessary to preserve the enforceability of the remainder of the release.

        6.    Authority to Release. Executive and the Company each warrants to the other that such party has not assigned or transferred to any person or entity all or any portion of any Claim that is released, waived and discharged in this Agreement.

        7.    Return and Protection of Employer's Property; Restrictive Covenants.

          (a)  Within seven days after the Termination Date, Executive will return to the Company any and all property of any of the Employers in Executive's possession.

          (b)  Executive will not use, distribute or disclose to third parties any proprietary or confidential information, or any trade secrets of any of the Employers.

          (c)  If Executive breaches in any material respect any of the Executive's covenants in this paragraph 7 or any other representation, warranty, covenant or agreement set forth in this Agreement, the Company will have no further obligation to pay any amounts pursuant to this Agreement. Such right to terminate payment will be in addition to, and not in lieu of, any other remedy to which the Company may be entitled pursuant to this Agreement or otherwise.

          (d)  Executive acknowledges that the restrictive covenants set forth in this paragraph 7 are reasonable and that irreparable injury would result to the Company in the event of any breach by Executive of the covenants, and that such covenants are an essential condition of this Agreement. If any of such covenants is breached, the Company will be entitled, in addition to any other remedies and damages available, to injunctive relief from a court to restrain the violation of such covenants by Executive or by any person acting for or with Executive in any capacity whatsoever.

          (e)  If, notwithstanding Executive's acknowledgment as to the reasonableness of the covenants set forth in this paragraph, any of such covenants is held to be unenforceable by a court of competent jurisdiction, the parties direct that such court order the enforcement of such covenants, with such changes as the court deems reasonable, to the maximum extent permitted by law.

        8.    Non-Admission of Liability or Wrongdoing. By entering into this Agreement, neither Executive nor the Company admits any impropriety, wrongdoing or liability of any kind whatsoever, and on the contrary, expressly denies the same. Executive and the Company expressly agree that this Agreement has no precedential effect, value or impact whatsoever as to any person not a party to this Agreement.

        9.    Confidentiality. Executive will keep the terms of this Agreement confidential, and will not in any way disclose the same to any person for any reason whatsoever, unless (a) the disclosure is to an attorney or accountant for Executive and is necessary for the rendition of legal or tax advice by Executive's attorney or accountant (in which event Executive will be responsible for his attorney's or accountant's compliance with the restrictions stated in this paragraph), (b) the communication or disclosure is to Executive's spouse (in which event Executive will be responsible for his spouse's compliance with the restrictions stated in this paragraph), (c) the communication or disclosure is compelled by law, or (d) the communication or disclosure is in accordance with the provisions of paragraph 10.

        10.  Press Release. The Company and Executive will cooperate in the preparation of any press release or public announcement concerning the subject matter of this Agreement and neither the Company nor the Executive will issue any press release or public announcement without the consent of the other and neither the Company nor Executive will withhold its or his consent unreasonably.

        11.  Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relative to that subject matter. No term or provision hereof may be modified or extinguished, in whole or in part, except by a writing which is dated and signed by the parties to this Agreement. No waiver of any of the provisions or conditions of this Agreement or of any of the rights, powers or privileges of a party will be effective or binding unless in writing and signed by the party claimed to have given or consented to such waiver. No representation, promise or inducement has been made to or relied upon by or on behalf of either party concerning the subject matter hereof which is not set forth in this Agreement. In particular, Executive will receive no salary, vacation pay, sick leave, benefit, payment, bonus, incentive compensation, stock award, performance award or other compensation related to his employment with any of the Employers other than the consideration set forth herein, and Executive hereby agrees that he is not entitled to the same.

        12.  Acknowledgments. Executive acknowledges that (a) Executive received from the Company a draft of this Agreement on April 22, 2001, (b) the final version of this Agreement was reached through discussions between the Company and Executive occurring between April 22, 2001 and April 26, 2001, (c) Executive was offered a period of time (through April 26, 2001) in which to consider this Agreement, and (d) Executive has been invited and advised to consult with an attorney regarding this Agreement before signing it. Executive voluntarily signs this Agreement, and—personally or through his attorney—returns this executed Agreement to Greg Armstrong, On Command Corporation, 7900 East Union Avenue, Denver, Colorado 80237, the authorized representative of the Company, by hand-delivery or certified mail, on or before April 26, 2001. By so returning this executed Agreement, Executive voluntarily waives the balance of the 21-day period provided by the Older Worker Benefit Protection Act, 29 U.S.C. ' 626(f)(1)(F)(i), and acknowledges that the requirements of 29 U.S.C. ' 626(f)(1)(F)(i) have been fully satisfied.

        Executive further acknowledges that Executive may revoke this Agreement by arranging for the delivery, by hand-delivery or certified mail, to Greg Armstrong, the authorized representative of the Company, (y) a written notice of revocation and (z) the payments provided by the Company to Executive pursuant to paragraph 2 of this Agreement (if previously paid to Executive), within the seven-day period following the Company's receipt of the executed Agreement, as provided by the Older Worker Benefit Protection Act, 29 U.S.C. ' 626(f)(1)(G). If the Company does not receive a written notice of revocation and the return of such payments provided by the Company to Executive, on a timely basis, this Agreement will take effect on the eighth day following the Company's receipt of the executed Agreement.

        13.  No Mistake. The parties forever waive all rights to assert that this Agreement was the result of a mistake of law or fact.

        14.  Notices. All notices, claims, requests, demands and other communications required hereunder will be in writing and will be deemed to be duly given if: (a) personally delivered (including delivery by Federal Express or other nationally recognized overnight courier) or (b) sent by telecopy as follows:

If to the Company, to:	On Command Corporation 7900 East Union Avenue Denver, Colorado 80237 Attn: President Telecopy No.: (720) 873-3399
With a copy similarly addressed:	Attn: General Counsel Telecopy No.: (720) 873-3397
If to Executive:	Jerome H. Kern 31 Albion Place Castle Rock, Colorado 80104

or to such other address or addresses as the party to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above. Notices will be deemed given and received at the time of such personal delivery or telecopying.

        15.  Governing Law. This Agreement will be governed and construed in accordance with the laws of Colorado without giving effect to rules regarding conflicts of laws.

        16.  Venue; Waiver of Jury Trial. The parties hereby irrevocably submit to the jurisdiction of, and agree that any action pertaining to this Agreement, the interpretation or enforcement hereof or the rights or obligations of the parties hereunder will be brought only in, the courts of the State of Colorado or the federal district court of the United States of America located in the State of Colorado. The parties consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that delivery of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 14 or in such other manner as may be permitted by law will be valid and sufficient service thereof. Each party hereby irrevocably and unconditionally waives any right that such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph 16.

ON COMMAND CORPORATION
By:	/s/ Bertran Perkel
Title:	Sr. V.P. & General Counsel
Date:	4/26/01
/s/ Jerome H. Kern Jerome H. Kern
Date:	4/26/01

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SEPARATION AND RELEASE AGREEMENT
RECITALS
AGREEMENT